SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2004

Date of Filing: March 12, 2004

Lynx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.44
EXHIBIT 10.45
EXHIBIT 99.1

Item 5. Other Events

On March 9, 2004, Lynx Therapeutics, Inc. (the “Company”) completed a $4 million private placement of common stock and warrants to purchase common stock (the “financing”). The financing included the sale of 788,235 newly issued shares of common stock at a purchase price of $5.10 per share and the issuance of warrants to purchase 181,295 shares of common stock at an exercise price of $6.25 per share. The Company has agreed to file with the SEC a resale registration statement relating to the issued common stock and the common stock issuable upon exercise of the warrants. Forms of the transaction documents effecting the financing are attached as Exhibits 10.44 and 10.45. A press release announcing the financing is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

10.44	Securities Purchase Agreement by and among the Company and the investors listed therein.

10.45	Form of Warrant issued by the Company in favor of each investor.

99.1	Press Release, dated March 10, 2004, entitled “Lynx Completes $4 Million Private Equity Financing.”

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lynx Therapeutics, Inc.

Dated: March 12, 2004	By:	/s/ Kevin P. Corcoran

Kevin P. Corcoran
President and Chief Executive Officer

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INDEX TO EXHIBITS

10.44	Securities Purchase Agreement by and among the Company and the investors listed therein.

10.45	Form of Warrant issued by the Company in favor of each investor.

99.1	Press Release, dated March 10, 2004, entitled “Lynx Completes $4 Million Private Equity Financing.”